REGISTRATION RIGHTS AGREEMENT

     Registration  Rights  Agreement  dated  as  of  January  29,  2003  (this
"AGREEMENT") by and between Thinka Weight-Loss Corporation, a Nevada corporation, with principal executive offices located at 18201 Von Karman Ave., Suite 1170, Irvine, CA 92612 (the "COMPANY"), and La Jolla Cove Investors, Inc. (the "INITIAL INVESTOR").

     WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement dated as of January 29, 2003, by and between the Initial Investor and the Company (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed to issue and sell to the Initial Investor an 8% Convertible Debenture (the "DEBENTURE") of the Company in the aggregate principal amount of $300,000 which, upon the terms of and subject to the conditions contained therein, is convertible into shares of the Company's Common Stock (the "COMMON STOCK") ; and

     WHEREAS, to induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide with respect to the Common Stock issued upon conversion of the Debenture and the Warrant Shares certain registration rights under the Securities Act;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.     Definitions

     (A) As used in this Agreement, the following terms shall have the meanings:

               (1) "AFFILIATE" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified
Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have the respective meanings correlative to the foregoing.

               (2)     "CLOSING  DATE"  means  January  29,  2003.

               (3)     "COMMISSION"  means  the  Securities  and  Exchange
Commission.

               (4) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

               (5) "INVESTOR" means each of the Initial Investor and any transferee or assignee of Registrable Securities which agrees to become bound by all of the terms and provisions of this Agreement in accordance with Section 8 hereof.


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
               (6) "PERSON" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

               (7) "PROSPECTUS" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

               (8) "PUBLIC OFFERING" means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

               (9) "REGISTRABLE SECURITIES" means the Common Stock issued or issuable (i) upon conversion or redemption of the Debenture, (ii) exercise of the Conversion Warrants (iii) pursuant to the terms and provisions of the Debenture or the Securities Purchase Agreement, provided, however, a share of
                                                   --------  -------
Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

               (10) "REGISTRATION STATEMENT" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Initial Investor pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits to and other material incorporated by reference in such registration statement and Prospectus.

               (11) "RESTRICTED SECURITY" means any share of Common Stock issued upon conversion or redemption of the Debenture or Warrant except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto) or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

               (12) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

          (B) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Securities Purchase Agreement or the Debenture.


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
     2.     Registration
            ------------

     (A) FILING AND EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall prepare and file with the Commission as soon as practicable a Registration Statement relating to the offer and sale of the Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but in no event later than ninety (90) days after the Closing Date. The Company shall promptly (and, in any event, no more than one (1) business day after it receives comments from the Commission), notify the Buyer when and if it receives any comments from the Commission on the Registration Statement and promptly forward a copy of such comments, if they are in writing, to the Buyer. At such time after the filing of the Registration Statement pursuant to this Section 2(A) as the Commission indicates, either orally or in writing, that it has no further comments with respect to such Registration Statement or that it is willing to entertain appropriate requests for acceleration of effectiveness of such Registration Statement, the Company shall promptly, and in no event later than two (2) business days after receipt of such indication from the Commission, request that the effectiveness of such Registration Statement be accelerated within forty-eight (48) hours of the Commission's receipt of such request. The Company shall notify the Initial Investor by written notice that such Registration Statement has been declared effective by the Commission within one
(1)  business  day  of  such  declaration  by  the  Commission.

     (B) ELIGIBILITY FOR USE OF FORM S-3 OR AN SB-2. The Company shall, if available to the Company, use the Securities Act Registration Statement on Form S-3 or SB-2 and it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

     (C) ADDITIONAL REGISTRATION STATEMENT. In the event the Current Market Price declines to a price per share the result of which is that the Company cannot satisfy its conversion obligations to Initial Investor hereunder, the Company shall, to the extent required by the Securities Act (because the additional shares were not covered by the Registration Statement filed pursuant to Section 2(a)), as reasonably determined by the Initial Investor, file an additional Registration Statement with the Commission for such additional number of Registrable Securities as would be issuable upon conversion of the Debenture (the "ADDITIONAL REGISTRABLE SECURITIES") in addition to those previously registered. The Company shall, to the extent required by the Securities Act, as reasonably determined by the Initial Investor, prepare and file with the Commission not later than the 30th day thereafter, a Registration Statement relating to the offer and sale of such Additional Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but not later than 90 days thereafter. The Company shall not include any other securities in the Registration Statement relating to the offer and sale of such Additional Registrable Securities.

     (D)     (i)   If  the  Company  proposes to register any of its warrants,
Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another


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
Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Initial Investor, which notice shall offer the Initial Investor the opportunity to include in such registration statement such number of Registrable Securities as the Initial Investor may request. Upon the written request of the Initial Investor made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by the Initial Investor), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Initial Investor, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that (A) if such
                                             --------  -------
registration involves a Public Offering, the Initial Investor must sell its Registrable Securities to any underwriters selected by the Company on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to the Initial Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company's obligations under this Section 2(D) shall terminate on the date that the registration statement to be filed in accordance with Section 2(A) is declared effective by the Commission.

               (ii) If a registration pursuant to this Section 2(D) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock that the Company and the Initial Investor intend to include in such registration exceeds the largest number of shares of Common Stock that can be sold without having an adverse effect on such Public Offering (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration only such number of shares of Common Stock as does not exceed the Maximum Offering Size, and the number of shares in the Maximum Offering Size shall be allocated among the Company, the Initial Investor and any other sellers of Common Stock in such Public Offering ("THIRD-PARTY SELLERS"), on the basis of the relative number of shares of Common Stock originally proposed to be offered for sale under such registration by each of the Initial Investors, the Company and the Third-Party Sellers, as the case may be. If as a result of the proration provisions of this Section 2(D)(ii), the Initial Investor is not entitled to include all such Registrable Securities in such registration, the Initial Investor may elect to withdraw its request to include any Registrable Securities in such registration. With respect to registrations pursuant to this Section 2(D), the number of securities required to satisfy any underwriters' over-allotment option shall be allocated among the Company, the Initial Investors and any Third Party Seller pro rata on the basis of the relative number of securities offered for sale under such registration by each of the Initial Investor, the Company and any such Third Party Sellers before the exercise of such over-allotment option.

          3.     Obligations  of  the  Company
                 -----------------------------

     In connection with the registration of the Registrable Securities, the Company shall:

          (A) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the


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
Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by the Initial Investors for resales of the Registrable Securities for a period of three (3) years from the date on which the Registration Statement is first declared effective by the Commission (the "EFFECTIVE TIME") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "REGISTRATION PERIOD") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (B) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Initial Investor as set forth in the Prospectus forming part of the Registration Statement;

          (C) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide (A) draft copies thereof to the Initial Investor and reflect in such documents all such comments as the Initial Investor (and their counsel) reasonably may propose and (B) to the Initial Investor a copy of the accountant's consent letter to be included in the filing and (ii) furnish to the Initial Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as the Initial Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Initial Investor;

          (D) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Initial Investor, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection
--------   -------
therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(D), (B) subject itself to general taxation in any such jurisdiction or
(C)  file  a  general  consent  to  service of process in any such jurisdiction;


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
          (E) As promptly as practicable after becoming aware of such event, notify the Initial Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to the Initial Investor as the Initial Investor may reasonably request;

          (F) As promptly as practicable after becoming aware of such event, notify the Initial Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

          (G) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

          (H) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

          (I) Cooperate with the Initial Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the registration statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Initial Investor reasonably may request and registered in such names as the Investor may request; and, within three (3) business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Initial Investor if the Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

          (J) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Initial Investor of its Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

          (K) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

          (L) (i) Make reasonably available for inspection by the Initial Investor, any underwriter participating in any disposition pursuant to the Registration Statement, and any


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
attorney, accountant or other agent retained by the Initial Investor or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by the Initial Investor or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all
                                                     --------  -------
records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material nonpublic information shall be kept confidential by the Initial Investor and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the
                                                 --------  -------
foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Initial Investor and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of the Initial Investor and other parties;

          (M) In connection with any underwritten offering, make such representations and warranties to the Initial Investor participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

          (N) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

          (O) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;


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
          (P) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any, and

          (Q) In the event that any broker-dealer registered under the Exchange Act shall be an "AFFILIATE" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD RULES") (or any successor provision thereto)) of the Company or has a "CONFLICT OF INTEREST" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "QUALIFIED INDEPENDENT UNDERWRITER" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

          4.     Obligations  of  the  Initial  Investor
                 ---------------------------------------

          In connection with the registration of the Registrable Securities, the Initial Investor shall have the following obligations:

          (A) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that the Initial Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request;

          (B) The Initial Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Initial Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; and

          (C) The Initial Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(E) or 3(F), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable
Securities until the Initial Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(E) and, if so directed by the Company, the Initial Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Initial Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          5.     Expenses  of  Registration
                 --------------------------

          All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to
Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, and the reasonable fees of one firm of counsel to the holders of a majority in interest of the Registrable
Securities  shall  be  borne  by  the  Company.

          6.     Indemnification  and  Contribution
                 ----------------------------------

          (A) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Initial Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls the Initial Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "INDEMNIFIED PERSON") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact made by the Company contained in any Registration Statement or Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein by the Company or necessary to make the statements made therein by the Company, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any
                --------   -------
such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person or (ii) in the case of the occurrence of an event of the type specified in Section 3(E), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

          (B) NOTICE OF CLAIMS, ETC. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "INDEMNIFIED PARTY") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "CLAIM"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "INDEMNIFYING PARTY") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

          (C)     CONTRIBUTION.  If  the indemnification  provided  for  in this
Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (A) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(D) were determined by pro rata allocation (even if the Initial Investor or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 6(D). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Investor and any underwriters in this Section 6(D) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

          (D) Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by the Initial Investor from the sale of the Initial Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

          (E) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

          7.     Rule  144
                 ---------

          With a view to making available to the Initial Investor the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Initial Investor to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to use its best efforts to:

          (1) comply with the provisions of paragraph (c) (1) of Rule 144 and

          (2) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

          8.     Assignment
                 ----------

          The rights to have the Company register Registrable Securities pursuant to this Agreement shall not be assigned.

          9.     Amendment  and  Waiver
                 ----------------------

          Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Initial Investor who hold a majority-in-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Initial Investor and the Company.

          10.     Changes  in  Common  Stock
                  --------------------------

          If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, reverse split, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

          11.     Miscellaneous
                  -------------

          (A) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          (B) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

               (1)     if  to  the  Company,  to:

                       Thinka  Weight-Loss  Corporation
                       18201  Von  Karman  Avenue,  Suite  1170
                       Irvine,  CA  92612
                       Telephone:     949-975-0077
                       Facsimile:     949-975-1177

                       With  a  copy  to:

                       LEE  GODDARD  LLP
                       18500  Von  Karman  Avenue,  Suite  700
                       Irvine,  CA  92612
                       Attn:  Raymond  A.  Lee
                       Telephone:     949-253-0500
                       Facsimile:     949-253-0505


               (2)     if  to  the  Buyer,  to:

                       La  Jolla  Cove  Investors,  Inc.
                       7817  Herschel  Avenue,  Suite  200
                       La  Jolla,  California  92037
                       Telephone:     858-551-8789
                       Facsimile:     858-551-0987

The Company or the Initial Investor may change the foregoing address by notice given pursuant to this Section 11(C).

          (C) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (D) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

          (E) Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

          (F) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (G) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as have been irrevocably waived. Without limiting the generality of the foregoing, without the written consent of the holders of a majority in interest of the Registrable Securities, the Company shall not grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are subject in all respect to the prior rights of the holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. The restrictions on the

Company's rights to grant registration rights under this paragraph shall terminate on the date the Registration Statement to be filed pursuant to Section 2(A) is declared effective by the Commission.

          (H) This Agreement, the Securities Purchase Agreement, the Debenture and the Conversion Warrants Agreement, of even date herewith among the Company and the Initial Investor constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. These Agreements supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

          (I) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (J) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (K) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

          (L) The Company acknowledges that any failure by the Company to perform its obligations under Section 3, or any delay in such performance, could result in direct damages to the Initial Investor and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by such failure or delay.

          (M) This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on the parties hereto.


     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

                                   Thinka  Weight-Loss  Corporation

                                   By:  /s/ Derek R. Van Laare
                                      --------------------------
                                        Name:  Derek R. Van Laare
                                        Title: President

                                   La  Jolla Cove Investors, Inc.

                                   By:  /s/ Travis Huff
                                      -----------------
                                        Name:  Travis Huff
                                        Title: Portfolio Manager